                                                                Exhibit No. 4(d)





- -------------------------------------------------------------------------------

                       ARMSTRONG WORLD INDUSTRIES, INC,

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO

                                    Trustee

                        ------------------------------

                          SUPPLEMENTAL INDENTURE

                         Dated as of October 19, 1990

                        ------------------------------


             Supplemental to Indenture Dated as of March 15, 1988

- -------------------------------------------------------------------------------

    SUPPLEMENTAL INDENTURE, dated as of October 19, 1990 (this "Supplement Indenture"), between ARMSTRONG WORLD INDUSTRIES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company"), party of the first part, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the "Trustee") under the Indenture hereinafter referred to, party of the second part.



                                  WITNESSETH:


    WHEREAS, the Company has heretofore executed and delivered to Morgan Guaranty Trust Company of New York, as predecessor trustee, an indenture dated as of March 15, 1988 (the "Indenture"), to provide for the issuance from time to time of the Company's debt securities (the "Securities") and has heretofore issued $125,000,000 aggregate principal amount of its 9-3/4% Debentures Due 2008;

    WHEREAS, Section 901 of the Indenture provides, among other things, that the Indenture may be amended and supplemented without the consent of the holders of any of the Securities to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form; and

    WHEREAS, all things necessary to constitute this Supplemental Indenture a valid and binding agreement of the Company have been done and performed;

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                                  ARTICLE ONE
                                  -----------

                                  AMENDMENTS
                                  ----------

          Section 101. Section 101 of the Indenture is hereby amended by adding the following definition:

          "'Depositary' means with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person designated as Depositary by the Company pursuant to Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such series shall mean the "Depositary" with respect to the Securities of that series."

          Section 102. Article Two of the Indenture is hereby amended by adding the following as a new Section 202 and redesignating the Old Section 202 as

Section 203:

          "Section 202. Securities in Global Form. If Securities of a series are
                        -------------------------
     issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of additional securities. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons, as shall be specified therein or in Company Order delivered to the Trustee pursuant to Section 303."

          Section 103. Section 301 of the Indenture is hereby amended by adding the following as new subparagraph

(16) and redesignating old subparagraphs (16) and (17) as subparagraphs (17) and
(18), respectively:

          "(16) the issuance of the Securities of such series in whole or in part in global form and, if so, the identity of the Depositary for such Securities in global form, and the terms and conditions, if any, upon which interests in such Securities in global form may be exchanged, in whole or in part, for the individual Securities represented thereby;"

          Section 104. Section 303 of the Indenture is hereby deleted and replaced in its entirety by the following:

          "SECTION 303.  Execution, Authentication, Delivery and Dating.
                         ----------------------------------------------
     The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President, one of its Vice Presidents or its Treasurer, and by its Secretary or one of its Assistant Secretaries or one of its Assistant Treasurers, under its corporate seal or a facsimile thereof reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of the Securities of such series or procedures acceptable to the Trustee set forth in the Company Order, and the Trustee in accordance with the Company Order or such procedures shall either at one time or from time to time pursuant to such instructions as may be described therein authenticate and deliver the Securities of such series. The maturity date, original issue date, interest rate and other terms of such Securities may be determined by or pursuant to such Company Order and procedures. If provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing. In authenticating the Securities of such series and accepting the additional responsibilities under this Indenture in relation to the Securities of such series, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon:

          (1) an Officers' Certificate complying with Section 102 and stating to the best knowledge of the signers of such certificate that no Event of Default with respect to any series of Securities shall have occurred and be continuing; and

          (2)  an Opinion of Counsel complying with Section 102 and stating:

               (a) the form of Securities of such series have been established in conformity with the provisions of this Indenture;

               (b) the terms of the Securities of such series have been established (or, when determined in the manner described in such opinion, will have been established) in conformity with the provisions of this Indenture; and

               (c) that the Securities of such series, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

     The Trustee shall have the right to decline to authenticate and deliver the Securities of such series if the Trustee, being advised by counsel, determines that such action may not lawfully be taken, would expose the Trustee to personal liability to existing Holders or would add to the obligations and duties of the Trustee hereunder in any material respect.

     Each Security shall be dated the date of its authentication.

     If the Company shall establish pursuant to Section 301 that Securities of a series may be issued in whole or in part in global form, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Securities in global form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series and tenor to be represented by one or more Securities in global form, (ii) shall be registered, in the name of the Depositary for such Security or Securities in global form or the nominee of such Depositary, (iii) shall be delivered to such Depositary or pursuant to such Depositary's instruction, and (iv) shall bear a legend substantially to the following effect:
"Unless and until it is exchanged in whole or in part for Bonds in definitive form, this Bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein." Each Depositary designated pursuant to Section 301 for a Security in global form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture."

          Section 105. Section 304 of the Indenture is hereby deleted and replaced in its entirety by the following:

          "SECTION 304. Temporary Securities. Pending the preparation of
                        --------------------
     definitive Securities of any series, the Company may execute, and upon compliance with Section 303 the Trustee shall authenticate and deliver, temporary Securities of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form, representing all of the Outstanding Securities of such series and tenor.

          Except in the case of temporary Securities in global form which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Such exchange shall be made by the Company at its expense and without any charge therefor. Unless otherwise specified as contemplated by Section 301 with respect to a temporary Security in global form, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series."

     Section 106. Section 305 of the Indenture is hereby deleted and replaced in its entirety by the following:

    "SECTION 305. Registration; Registration of Transfer and Exchange. The
                  ----------------------------------------------------
Company shall cause to be kept for each series of Securities at one of the offices or agencies maintained pursuant to Section 1002 a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of such Securities and of transfers of such Securities. Such office or agency is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

     Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount and Stated Maturity.

     In no case shall there be more than one Security Register for a series of Securities.

     Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, in definitive form, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

     At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount and Stated Maturity, upon surrender of the Securities to be exchanged at such office or agency. Whenever any

Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     If at any time the Depositary for the Securities of a series represented by one or more Securities in global form notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 303, the Company, by Company Order, shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 301 that such Securities be represented by one or more Securities in global form shall no longer by effective with respect to the Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form, in authorized denominations, in an aggregate principal amount and like terms and tenor equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

     The Company may at any time and in its sole discretion determine that individual Securities of any series issued in global form shall no longer be represented by such Security or Securities in global form. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series and of the same terms and tenor, will authenticate and deliver Securities of such series in definitive form, in authorized denominations, and in aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

     If specified by the Company pursuant to Section 301 with respect to a series of Securities issued in global form, the Depositary for such series of Securities may surrender a Security in global form for such series of Securities in exchange in whole or in part for Securities of such series in definitive form and of like terms and tenor on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, without service charge:

          (a) to each Person specified by such Depositary a new definitive Security or Securities of the same series and of the same tenor, in authorized denominations, in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Security in global form; and

          (b) to such Depositary a new Security in global form in a denomination equal to the difference, if any, between the principal amount of the surrendered Security in global form and the aggregate principal amount of the definitive Securities delivered to Holders pursuant to clause (a) above.

     Upon the exchange of a Security in global form for Securities in definitive form, such Security in global form shall be cancelled by the Trustee or an agent of the Company or the Trustee. Securities issued in definitive form in exchange for a Security in global form pursuant to this Section 305 shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered or to the Depositary.

     Whenever any securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of selection of Securities of such series to be redeemed and ending at the close of business on the day of the mailing of a notice of redemption of Securities of such series so elected for redemption, or (ii) to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part."

          Section 107. Section 308 of the Indenture is hereby amended by adding the following paragraph at the end of such Section:

          "None of the Company, the Trustee, any Authenticating Agent, any Paying Agent, or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and each of them may act or refrain from acting without liability on any information relating to such records provided by the Depositary."

          Section 108. Section 902 of the Indenture is hereby amended by adding the following paragraph at the end of such Section:

          "The Company may set a record date for purposes of determining the identity of the Holders entitled to give a written consent or waive compliance by the Company as authorized or permitted by this Section.

     Such record date shall be not more than 30 days prior to the first solicitation of such consent or waiver or the date of the most recent list of holders furnished to the Trustee pursuant to Section 312 of the Trust Indenture Act."

                                  ARTICLE TWO
                                  -----------

                                 MISCELLANEOUS

          Section 201. Execution of Supplemental Indenture; Construction.  This
                       -------------------------------------------------
Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.


          Section 202. Effect of Headings. The Article and Section headings
                       ------------------
herein are for convenience only and shall not affect the construction hereof.

          Section 203. Successors and Assigns.  All covenants and agreements in
                       ----------------------
this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          Section 204. Separability Clause.  In case any provision in this
                       -------------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 205. Benefits of Supplemental Indenture. Nothing in this
                  ----------------------------------
Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto, their successors hereunder and the holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

     Section 206. Recitals of the Company. The Trustee shall not be responsible
                  -----------------------
in any manner whatsoever for the correctness of the recitals herein contained, all of which are made by the Company.

     Section 207. Defined Terms. Terms used in this Supplemental Indenture which
                  -------------
are defined in the Indenture and not otherwise defined herein shall have the meanings set forth in the Indenture.

     Section 208. Governing Law. This Supplemental Indenture shall be deemed to
                  -------------
be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

     Section 209. Execution and Counterparts. This Supplemental Indenture may be
                  --------------------------
executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     The First National Bank of Chicago, the party of the second part, hereby accepts the trusts in this Supplemental Indenture declared and provided, upon the terms and conditions set hereinbefore set forth and set forth in the Indenture.

          IN WITNESS WHEREOF, ARMSTRONG WORLD INDUSTRIES, INC., the party of the first part, has caused this Supplemental Indenture to be signed and acknowledged by one of its officers thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by the signature of its Secretary or one of its Assistant Secretaries; and THE FIRST NATIONAL BANK OF CHICAGO, the party of the second part, as Trustee, has caused this Supplemental Indenture to be signed and acknowledged by one of its Vice Presidents, and its corporate seal to be affixed hereto, and the same to be attested by the signature of one of its Trust Officers, all as of October 19, 1990.

                                         ARMSTRONG WORLD INDUSTRIES, INC.


                                         By: /s/ E. A. Deaver
                                             ---------------------------------
                                             Name: E. A. Deaver
                                             Title: Executive Vice-President

Attest:

By: /s/ J. H. Miller, Jr.
    ----------------------------
    J. H. Miller, Jr., Asst. Secretary
[Corporate Seal]

                                         THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Trustee


                                         By:
                                             ---------------------------------
                                             Name:
                                             Title:

Attest:

By:
    -------------------

[Corporate Seal]

                                ACKNOWLEDGMENTS
COMMONWEALTH
     STATE OF PENNSYLVANIA  )
              ------------  )
     COUNTY OF LANCASTER    )
               ---------

               BEFORE ME, the undersigned authority, on this day personally
appeared,   E. A. Deaver       , the Executive Vice-President     of Armstrong
          ---------------------                     -------------
World Industries, Inc., known to me to be the person whose name is subscribed to the above and foregoing instrument of writing, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation; and, being by me duly sworn, did depose and say that he resides at 121 Windover Turn,
                                                              ------------
Lancaster, Pennsylvania 17601, that he is the Exec. Vice-Pres. of said
- -----------------------------                 ----------------
corporation, that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

               GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 17th day of
                                                            ----
October    1990.
- ---------
                                       /s/ Sherry L. Patterson
                                       -----------------------
                                            Notary Public

                                          [NOTARIAL SEAL OF
                                         SHERRY L. PATTERSON
                                            APPEARS HERE]

STATE OF Illinois)
                 )
COUNTY OF Cook   )

          BEFORE ME, the undersigned authority, on this day personally appeared, J.B. Knauar, an Asst. Vice Pres., an officer of The First National Bank of Chicago, known to me to be the person whose name is subscribed to the above and foregoing instrument of writing, and acknowledged to me that she executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation; and, being by me duly sworn, did depose and say that she resides at 325 Lincolnwood Rd, Highland Park, IL 60035, that she is an officer of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 17th day of October 1990.



                                                       -------------------------
                                                             Notary Public

                                   15